Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNITED CAPITAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8741	81-4625084
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

3210 E. Coralbell Ave.

Mesa, AZ 85204

480-666-4116

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Jarvis J. Lagman, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.0001 per share	2,720,417 Shares	$5.00	$ 13,602,085	$1,648.57

(1)	This Registration Statement covers:

a.	A direct public offering by the Company of:

i.	Up to 2,000,000 shares of our common stock; and

b.	The resale by our selling shareholders (the “Selling Shareholders”) of:

i.	Up to 720,417 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _________________________________

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Direct Public Offering Prospectus. A prospectus regarding our offering of an aggregate of 2,000,000 shares in a direct public offering (the “Direct Public Offering Prospectus”). However, while the Company does not have any agreements in place to sell the shares with the involvement of underwriters or broker-dealers, the Company may engage such underwriters or broker-dealers in the future. Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $10,000,000, comprised of 2,000,000 newly issued shares, at an offering price of $5.00 per share.

●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholder (the “Resale Prospectus”) of an aggregate of 720,417 shares of common stock.

The Resale Prospectus is substantively identical to the Direct Public Offering Prospectus, except for the following principal points:

●	They contain different outside and inside front covers;
●	They contain different Offering sections;
●	They contain different Use of Proceeds sections;
●	A Selling Shareholders section is included in the Resale Prospectus;
●	They contain different Plan of Distribution sections;
●	The Dilution section is deleted from the Resale Prospectus;
●	References in the Direct Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	They contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Direct Public Offering Prospectus.

UNITED CAPITAL CONSULTANTS, INC.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

United Capital Consultants, Inc. (“UCC,” “United Capital Consultants” or the “Company”) is offering for sale up to 2,000,000shares of our common stock (the “Shares”) with an offering price of $5.00 per Share (the “Offering”). This Offering shall be conducted by the Company in a direct offering. However, while neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares, if the Company or selling shareholders can locate and enter into any such arrangement(s), then the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). Should all Shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $10,000,000 at an offering price of $5.00 per Share. There is no minimum number of Shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the Shares. This Prospectus will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange of 1934.

United Capital Consultants, Inc. is an early stage company and currently has limited operations. Any investment in the securities offered herein involves a high degree of risk. You should only purchase securities if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for United Capital Consultants, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Prior to this Offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

This prospectus covers the primary direct public offering by the Company of 2,000,000 shares of common stock. The Company is concurrently conducting a resale offering for 720,417 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” HEREIN BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Prospectus dated ___________________________

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of United Capital Consultants, Inc.(referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Corporate History and General Information about the Company

United Capital Consultants, Inc. (“UCC” or the “Company”) was incorporated as “Thicket Sound Acquisition Corporation” on December 7, 2016 under the laws of the State of Delaware. In April 2018, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Thicket Sound Acquisition Corporation to United Capital Consultants, Inc.

The Company is located at 3210 E. Coralbell Ave., Mesa, AZ 85204. The Company’s main phone number is 480-666-4116. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Business

United Capital Consultants, Inc. (“United Capital Consultants,” “UCC” or the “Company”) is a business development and management consulting company. UCC specializes in supporting the development and growth of its clients through counsel, training, and other support. UCC accepts clients in a variety of industries based on their potential for growth and profitability. Our team then supports the clients in evaluating and improving their business plans, management methods, and methods of raising additional capital. The mission of United Capital Consultants is to assist in the development of businesses with the highest opportunity for growth by providing essential counsel and advice to maximize growth. United Capital Consultants ensures its success by targeting a large, niche market with specific needs. Consultants can be hired; but they often do not have the care or provide the level of support necessary to provide true growth.

Of entrepreneurial background themselves, the founders of United Capital Consultants are aware of both the immense potential, and the extreme challenges involved in growing a business. The Company has been established to offer much needed catalysts to companies who have all of the components of a successful business. Growth, a sign of success, can be a challenge and a burden to companies, forcing them to reevaluate their structure and policies. UCC supports its clients in these evaluations, and the resulting decisions, plans, and execution. When such rapid growth occurs, there often is insufficient capital to pursue every worthy opportunity that becomes available. UCC assists its clients in evaluating and selecting the best opportunities and provides counseling and advice on the best ways to obtain financing for projects. These synergistic catalysts allow its clients to grow and expand and create optimum value for UCC and its shareholders.

United Capital Consultants will provide reliable advice and assistance to support its clients as they work to grow and expand their enterprises. Fees are negotiated on a case by case basis and may include cash payment or discounts to equity investment by UCC. By providing access to immediate capital in exchange for equity and providing counsel to assist in obtaining additional capital, we can assist our clients in achieving maximum growth. Shareholder agreements will include a profit-sharing or dividend clause to provide cash flow for UCC. This, in conjunction with the growth of value of the equity UCC obtains with its clients, will allow for increased growth and expansion with existing and new clients. This program will help promote growth for our clients and optimum returns for our shareholders.

Risks and Uncertainties facing the Company

The Company has had limited revenues and customers to date; provided, however, it is UCC’s goal to increase revenues by securing relationships with companies that can benefit from the business development and management consulting services provided by the Company.

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build relationships with companies and effectively market its services in order to execute the business plan of the Company on a broad scale. Further, there is no guarantee that the Company will be able to identify sufficient numbers of customers to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to provide financing to clients, as determined on a case by case basis. Secondarily, a major challenge will be implementing effective sales and marketing to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

SUMMARY OF THIS OFFERING

The Issuer	United Capital Consultants, Inc.

Securities being offered	Up to 2,000,000 shares of Common Stock is being offered for sale by the Company. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$5.00

Duration of Offering	The Shares are offered for a period not to exceed 24 months, unless extended by our Board of Directors.

Number of shares Outstanding before the Offering	There are 4,970,418 shares of Common Stock issued and outstanding.

Net Proceeds to the Company

The Company is offering a maximum of 2,000,000 shares of Common Stock at an offering price of $5.00 per Share for net proceeds to the Company of $10,000,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $10,000,000. We will use these net proceeds for Marketing, Administrative Expenses, Operational Costs, Working Capital and other general corporate purposes.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is no public market for the Company’s common stock. The offering price for the offered securities has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

As a result of the concurrent offering by the Company and the Selling Shareholders, we may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and Selling Shareholders will be offering securities of the Company at the same time. The Selling Shareholders will not be selling shares on behalf of the Company under the Offering. The sale of shares by the Selling Shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders could impair our ability to raise capital through the sale of additional equity securities.

Our officers and directors are offering shares as part of the concurrent offering by the Selling Shareholders, and, as a result, they may have a conflict of interest as a result in their participation in the offering by the Company.

Our officers and directors will be offering securities of the Company as part of the concurrent offering by the Selling Shareholders at the same time they will be participating in the direct offering of securities on behalf of the Company. Our officers and directors, in their capacity as Selling Shareholders, will not be selling their shares on behalf of the Company under the Selling Shareholders’ Offering. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, our officers and directors may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders, including shares sold for the benefit of our officers and directors, could impair our ability to raise capital through the sale of additional equity securities.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus, if at some other time, shares had been sold by the Company at a price less than the $5.00 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price. The Company has issued shares prior to the date of this prospectus at a price less than $5.00.

RISKS ASSOCIATED WITH OUR COMPANY’S BUSINESS

The Company has limited revenues to date.

The Company has generated limited revenues to date. Most of management’s time, and the Company’s limited resources have been spent on client development and developing its business strategy. Most of the activity has been centered in the following areas; researching potential opportunities, contacting prospective partners, exploring marketing contacts, establishing operations, preparing a business plan, selecting professional advisors and consultants, and seeking capital for the Company.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. Once it becomes a public reporting company, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its management consulting business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

No assurance of market acceptance.

Even if the Company successfully markets and sells its services, there can be no assurance that the market reception will be positive for the Company or its ventures.

Market acceptance of Company’s services will depend, in large part, upon the ability of Company to demonstrate the performance advantages and cost-effectiveness of its services over its competitors. There can be no assurance that Company will be able to market its services successfully on a widespread basis or that any of Company’s current or future services will be accepted in the marketplace. Furthermore, Company intends to sell its services at a price assumed by Company sufficient to generate a profit. Even if the Company’s services are accepted in the industry, the market for its services may not be able to support Company’s pricing structure.

Reliance on third party agreements and relationships is necessary for development of the Company’s business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships to commercialize its business.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative.

Executive officers, directors and 5% shareholders of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors (together with 5% shareholders) will, in the aggregate, beneficially own enough of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered, to exert voting control. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team and employees to operate its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talented product marketing and sales professionals in the United States and in overseas territories. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The Company’s business is highly competitive with respect to price, quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. If the Company fails to timely and effectively respond to competitive pressures and changes in the markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with firms who may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company is susceptible to the risk that its competitors could effectively venture into the Company’s areas of expertise, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Pricing pressures may be significant in the Company’s industry.

Because the market that the Company intends to target is competitive and large in volume, customers routinely ask for lower pricing to make their services more competitive. This phenomenon can put pricing pressure on the Company’s services and reduce profit margin over time.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of selling its services to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The Company may not be able to attract new customers or fuel its growth.

The Company hopes to grow its business by increasing sales and developing new services. There can be no assurance, however, that the Company will be able to successfully implement any of its growth strategies. To successfully achieve growth, the Company must continually evaluate the adequacy of its existing services. There can be no assurance that the Company will adequately anticipate all of the changing demands that growth, should it occur, will impose on the Company’s systems, procedures, and structure. Any failure to adequately anticipate and respond to such changing demands is likely to have a material adverse effect on the Company.

If the Company is unable to develop and introduce new services, the Company may be unable to compete in the marketplace.

The market for the Company’s services is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging trends in its target markets, to develop and maintain competitive assortment of services, to enhance its services by adding innovative features that differentiate the Company’s services from those of its competitors, and to manufacture and bring its services to market quickly at cost-effective prices. There can be no assurance, however, that such services will achieve market acceptance, or that such services can be produced at competitive prices, or at all. In the event that its services are do not gain market acceptance or cannot be offered at competitive prices, the Company’s business could be materially adversely affected.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	Competition;
●	Additions or departures of key personnel;
●	The Company’s ability to execute its business plan;
●	Operating results that fall below expectations;
●	Loss of any strategic relationship;
●	Industry developments;
●	Economic and other external factors; and

●	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation and amendments thereto authorize the issuance of 100,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

USE OF PROCEEDS

Our offering is being made in a direct public offering. The Company expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, the Company intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		25% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total

Use of Proceeds

Operational Costs	$9,700,000	97%	$4,700,000	94%	$2,200,000	88%
Administrative	$100,000	1%	$100,000	2%	$100,000	4%
Marketing	$100,000	1%	$100,000	2%	$100,000	4%
Working Capital	$100,000	1%	$100,000	2%	$100,000	4%

Total Use of Proceeds	$10,000,000	100%	$5,000,000	100%	$2,500,000	100%

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the Shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in the Company would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company has issued and outstanding as of the date of this prospectus 4,970,418 shares of Common Stock. The Company is registering an additional 2,000,000 shares of its Common Stock for sale at the price of $5.00 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Clayton Patterson, our Chief Executive Officer, is not now and has not been within the past 12 months, a broker or dealer, and has not been within the past 12 months an associated person of a broker or dealer. At the end of the Offering, Mr. Patterson will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Patterson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This Offering will start on the date of this prospectus and continue for a period of up to 24 months, unless extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any securities in this Offering, you must:

1.	Execute and deliver a subscription agreement; and

2.	Deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection (or to any such applicable broker-dealer or underwriter that may be engaged by the Company in connection with the offering in the future).

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to United Capital Consultants, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	Contains a toll-free telephone number for inquiries on disciplinary actions;
●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	Bid and offer quotations for the penny stock;
●	Details of the compensation of the broker-dealer and its salesperson in the transaction;
●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 4,970,418 shares of Common Stock outstanding as of the date of this registration statement. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this Offering assuming the offering price of $5.00 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 2,000,000 shares offered by the Company hereunder, at an Offering Price of $5.00 per share the pro forma net tangible book value of the Company as of the date of this registration statement, would have been $1.4618 per share, representing an immediate increase in tangible book value of $1.4237 per share to existing shareholders and an immediate dilution of $3.5382 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	2,000,000 Shares (100%)	1,000,000 Shares (50%)	500,000 Shares (25%)	200,000 Shares (10%)
Offering price per share	$5.00	5.00	5.00	5.00
Net tangible book value per share before Offering	$.0381	.0381	.0381	.0381
Increase per share attributable to new investors	$1.4237	.8311	.4535	.1919
Pro forma net tangible book value per share after Offering	$1.4618	.8692	.4916	.2300
Dilution per share to new investors	$3.5382	4.1308	4.5084	4.7700

DESCRIPTION OF PROPERTY

Our principal executive office is located at 3210 E. Coralbell Ave., Mesa, AZ 85204.  Management permits the Company to use these premises at no cost to the Company.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real property.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 4,970,418 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which none are designated or outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering 2,000,000 shares of common stock offered for sale to the public at an offering price of $5.00 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (I) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Certificate of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock if any such preferred stock is designated and issued, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock if so designated and issued, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including the promissory notes issued by the Company.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

As of the date of this prospectus, there are 4,970,418 shares of common stock outstanding held by 49 shareholders. The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months; provided, however, that the holding period of restricted securities will vary depending upon our status as a reporting company. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities. As of the date of this prospectus, there are approximately 500,000 shares of common stock that could be resold pursuant to Rule 144.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that the Company will act as its own transfer agent.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANYAND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Corporate History and General Information

United Capital Consultants, Inc. (“UCC” or the “Company”) was incorporated as “Thicket Sound Acquisition Corporation” on December 7, 2016 under the laws of the State of Delaware. In April 2018, the Company implemented a change of control by issuing shares to a new shareholder, redeeming shares of existing shareholders, electing a new officer and director and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Thicket Sound Acquisition Corporation to United Capital Consultants, Inc.

The Company is located at 3210 E. Coralbell Ave., Mesa, AZ 85204. The Company’s main phone number is 480-666-4116. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

The Business: Business Development and Management Consulting Services

Summary of the Business

United Capital Consultants, Inc. (“United Capital Consultants,” “UCC” or the “Company”) is a business development and management consulting company. UCC specializes in supporting the development and growth of its clients through counsel, training, and other support. UCC accepts clients in a variety of industries based on their potential for growth and profitability. Our team then supports the clients in evaluating and improving their business plans, management methods, and methods of raising additional capital. The mission of United Capital Consultants is to assist in the development of businesses with the highest opportunity for growth by providing essential counsel and advice to maximize growth. United Capital Consultants ensures its success by targeting a large, niche market with specific needs. Consultants can be hired; but we believe that they often do not have the care or provide the level of support necessary to provide true growth.

Of entrepreneurial background themselves, the founders of United Capital Consultants are aware of both the immense potential, and the extreme challenges involved in growing a business. The Company has been established to offer much needed catalysts to companies who have all of the components of a successful business. Growth, a sign of success, can be a challenge and a burden to companies, forcing them to reevaluate their structure and policies. UCC supports its clients in these evaluations, and the resulting decisions, plans, and execution. When such rapid growth occurs, there often is insufficient capital to pursue every worthy opportunity that becomes available. UCC assists its clients in evaluating and selecting the best opportunities and provides counseling and advice on the best ways to obtain financing for projects. These synergistic catalysts allow its clients to grow and expand and create optimum value for UCC and its shareholders.

United Capital Consultants will provide reliable advice and assistance to support its clients as they work to grow and expand their enterprises. Fees are negotiated on a case by case basis and may include cash payment or discounts to equity investment by UCC. By providing access to immediate capital in exchange for equity and providing counsel to assist in obtaining additional capital, we believe that we can assist our clients in achieving maximum growth. The mission of United Capital Consultants is to assist in the development of businesses with the highest opportunity for growth by providing essential counsel and advice to maximize growth.

Keys to Success

United Capital Consultants intends to ensure its success by targeting a large, niche market with specific needs. Venture Capital firms often provide capital, but we believe that most have very undesirable terms and their version of “support” usually involves surrendering a great deal of control to them. We believe that United Capital Consultants will solve these issues by providing key support and advice to help our clients grow without exerting excessive control over operations. We believe that UCC can typically provide better terms than venture capital firms. UCC will also not be bound by typical geographic and cultural barriers due to its focus on building a diverse international team. We believe that this allows exposure to both established and emerging markets. The following are key aspects to UCC that we believe will allow it to secure opportunities that will build value for shareholders.

Industry Expertise

UCC intends to build a team of selected industry experts who have experience in their own fields and in general business development. As growth is achieved and opportunities emerge, additional industry experts will be brought onboard to assist with clients in their industry of expertise. UCC intends to build a team of industry experts from the following industries:

●	Agriculture
●	Automotive
●	Commercial and Cargo Airlines
●	Construction and Engineering
●	Conventional Energy Generation
●	Electricity Utilities
●	Finance
●	Hospitality and Tourism
●	Public Transit
●	Real Estate Development
●	Renewable Energy Generation
●	Telecommunications

The diversity and expertise of UCC’s team will allow it to provide a variety of perspectives to its clients. Utilizing the first-hand experience of various team members will grant clients access to resources that will help them reach the goals they set with UCC.

Language and Culture

UCC’s team will unite experts from multiple cultural backgrounds who speak local languages providing numerous benefits:

●	Access to and ease in coordinating with clients in a variety of markets, providing geographic diversity
●	Ability to avoid hurdles and promote domestic and international growth for clients through understanding of cultural challenges in specific areas of different countries
●	Ease in negotiating and coordinating with governments, the business community, and potential
●	partners
●	Opportunity to assist clients’ expansions into new markets
●	Capability in promoting clients’ products based on specific demographic target markets

Relationships with Business and Government Leaders

UCC’s team will have invested time and resources into studying various markets in and developing relationships in those regions. As plans are made for expansion, said model can be repeated. United Capital Consultant’s management team intends to establish rapport with government officials and business leaders in various parts of the world, including:

●	Heads of State
●	Ministers, Vice Ministers, Director Generals, and Department Heads from various ministries
●	Members of Parliament/Congress
●	Governors and other state level leaders
●	Members of Board of Governors and Board of Directors for various state-owned companies
●	Provincial/county/city leaders, including executives, planners, and others
●	Other relevant national and local leaders
●	SME, SBA, and other similar business organizations
●	National, state, and city Chambers of Commerce
●	Various private business executives and owners
●	Board members and officers of public companies

Quality of staff

United Capital Consultants intends to build a team of experts ready to engage its clients. Skilled staff; including various consultants and specialists, from the United States, Europe, and Asia will be available to support our clients. Each client will have a point of contact specifically chosen for them based on their location, culture, language, and needs. That point of contact will coordinate with our industry specific specialists and other relevant team members. This model is designed to ensure the highest level of quality and care for our clients to assist them in achieving their goals and provide returns for our shareholders. United Capital Consultant’s network will include a number of firms and individuals throughout the world. As we investigate clients in various countries, we will ensure that we have local personnel available to provide country-specific insight and expertise as needed. In addition to quality personnel, UCC will establish partnerships and relationships with a variety of firms to ensure quality and effectiveness. By carefully selecting quality firms as partners, we believe that UCC will increase its ability to support the needs of its clients. We believe that this method not only expands our reach and ability, but limits our liability and overhead.

Strategy and Implementation

United Capital Consultants plan of implementation is one of risk mitigation. UCC has also identified and adopted risk mitigation strategies as follows:

●	Mitigation of Exchange Rate Fluctuations: Working internationally presents the risk of exchange rate fluctuation. Negotiations with clients may in some cases allow for payment in US dollars. In large projects where the government is involved, UCC’s management team has previously negotiated contracts in US dollars and intends to replicate those models. UCC has met with Merrill Lynch and Bank of America representatives regarding an international cross-currency account that can provide an opportunity to utilize and profit on currency diversity as opposed to being threatened by it.

●	Political Unrest Mitigation: Regime changes and other political unrest are detrimental to industry, commerce, and the overall economy of nations. It can also lead to concerns over enforcement of contracts. By dealing with independent businesses, we are able to mitigate the risk of political unrest. Additionally, we intend to achieve significant geographic diversity to provide protection from any national or regional unrest or economic instability that may arise. To further mitigate risk, we plan on obtaining Political Risk Insurance from the Overseas Private Investment Corporation.

●	Natural Disasters Risk Mitigation: Natural disasters can damage or destroy facilities and bring operations and entire economies to a halt, significantly harming cash flow.In addition to surveying and identifying the lowest risk opportunities available, UCC will mitigate risk with appropriate insurance when applicable.

With these strategies in place, UCC can execute its plan of implementation by beginning operations with existing clients, including increased investments to maximize cash flows. Once time and financial commitments made to existing clients have reached a point of maximum value and minimum risk (based on our analyst team’s evaluation), we will focus on accepting new clients. Clients will be chosen and accepted one at a time until cash flow and personnel are adequate to support more accelerated growth. The same pattern will be followed where potential returns are maximized with the client before taking on new ones.

We believe that our model is different than others available to businesses, and it will provide a variety of services to our clients to maximize their potential, consequently maximizing our returns. Our ultimate goal is to grow into a worldwide operation that receives and reviews new client applications daily so as to maximize our influence in supporting businesses and create the best returns possible for our shareholders.

Products and Services

United Capital Consultants will individually tailor service packages for its clients based on their needs and desire and our analysis of their business. Below are examples of services we provide:

General Business Evaluation

The first step to evaluate the business to determine its current direction, its potential, and how best to proceed. This will be a standard part of each customer’s package. This evaluation will include a market analysis facilitated by UCC’s analyst team.

Vision, Goals, and Plans Workshop and Follow-Up Program

Once the evaluation is complete, our staff will work with management to establish the long term vision and goals for the company. UCC will help them to examine those goals, determine what is realistic, and then establish a flexible, long term action plan. Because things always change, there will be regular follow ups, which will be opportunities for management to be accountable to themselves and to reexamine and adjust goals and plans when necessary.

Management Consult/Training

When people know what they want to do, the next step is to make sure they have the tools to do it. Our team will provide ongoing counsel and training as appropriate to ensure that management is properly equipped to do all that they set out to do.

Business Plan Review/ Editing / Drafting

One specific tool that management of most companies will certainly need is a business plan. UCC will help to draft the business plan and provide a review to ensure its viability in execution and use in fundraising. Depending on the target audience, the business plan will be adjusted for cultural, social, and language expectations unique to the target audience/market. If there is not an existing business plan, UCC may assist in drafting one.

Project Proposal Review/Drafting

Beyond general business plans, specific projects require their own well drafted plans/proposals to help get off the ground. If a company intends to self-fund, they need to analyze the project and ensure it is worth the investment and that they have the best possible execution plan. If they intend to obtain financing, the same is even truer as they will have to convince others of the value of the project. Depending on the target audience, the proposal will be adjusted for cultural, social, and language expectations unique to the target audience/market. If there is not an existing project proposal, UCC may assist in drafting one.

Project Finance Planning and Consultation

More often than not, companies simply do not have sufficient cash to fund every project. When UCC assists in the review or drafting of a project proposal, in cases where the client intends to obtain financing, that service will be accompanied by the Project Finance Planning and Consultation. From the planning stages, UCC will help assess feasibility, evaluate necessary components, including legal structure, off-take agreements, and other vital elements of the project finance project.

Business Development Consult and Services

Business development is a vital part of growth. Whether our clients seek to expand into a new market or industry, or simply increase their market share, we will help them achieve their goals with business development support. Be it identifying new markets or industries, studying them, or preparing to enter, UCC’s team of experts and business network can assist.

Business Expansion Networking and Planning

As a supplement to Business Development Consultation and Services, UCC will assist its clients as they seek to network and build new opportunities. UCC already has a large group of affiliate and associate companies as well as strong relationships with others. With each new client, the pool grows larger. UCC will utilize existing relationships and assist its clients in developing new ones to promote synergistic strategic alliances to assist in strengthening the client

Industry/Project Specific Evaluations and Staff Trainings

Everybody can improve, and training needs to be tailored to each specific industry and company. UCC can facilitate industry specific training for all levels of its clients’ organizations.

Financing/Credit Building Counsel

Insufficient cash flow is the biggest restraint to growth and highest cause of failure in businesses. Credit lines, loans, and other resources are crucial to growth and overcoming periods of difficulty. As it becomes more and more difficult to obtain loans and credit lines, UCC’s counsel and guidelines will help its clients to strategically plan their finances, create financial relationships, and build credit.

General Capital Raising Consultation

UCC believes in thinking outside the box. We don’t like to tell our clients “no”. If an idea will not work we will offer an alternative. When it comes to raising capital, whether with debt, equity, or any combination thereof, UCC helps its clients identify conventional and unconventional methods so as to obtain sufficient capital to grow according to the clients goals.

Direct Investment When Appropriate

UCC believes in its clients; it only accepts clients with true potential for growth. We also believe in our own ability to help our clients succeed. Therefore, when appropriate, UCC may directly invest in its clients businesses via debt or equity. This practice allows us to “put our money where our mouths are” and provide tools to our clients and returns to our shareholders.

Proxy Business Activities

When appropriate, UCC may engage in business activities through its client/subsidiaries or in related business activities that overlap those interests.

Other Custom Services as Appropriate

No businesses are exactly alike, neither are their needs. UCC stands ready to provide customized services to clients. We view each client individually and strategically plan how to help them with their specific needs.

Plan of Operation and Locations

United Capital Consultants’ primary office is located at 3210 E. Coralbell Ave., Mesa, AZ 85204. Satellite offices and work sites will be maintained near the offices of our clients. In some cases, our consultants and specialists will work directly from the client’s office to more conveniently facilitate our services. Initially, most of our clients will be located in the United States and Southeast Asia. Our team is prepared to expand into other parts of the Americas and Asia, Europe, and Africa. Decisions to expand will be made based on the opportunities provided by working with specific clients. As expansion will not create significant overhead or operating expenses, the determining factor will simply be the opportunities presented by prospective clients.

Current Clients

Below are lists of current clients, organizations with which UCC has executed agreements to provide management consulting services. This list is not exhaustive and do not include potential clients with which UCC has not yet entered into definitive agreements.

United Utilities Authority, Ltd.

On July 18, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with United Utilities Authority, Ltd., a company based in Thailand (“UUA”), to provide management consulting services (the “UUA Agreement”). UUA is a private utility located in Thailand that emphasizes renewable energy projects.UCC has been engaged by UUA to assist in management consulting and to prepare for expansion as UUA begins projects in developing countries.

Prochongkij Kornchong

On July 19, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with Prochongkij Kornchong, a company based in Thailand (“Prochongkij”), to provide management consulting services (the “Prochongkij Agreement”). Prochongkij Kornchong is metal fabrication company located in Thailand.UCC has been engaged by Prochongkij to assist in management consulting and to prepare for expansion as Prochongkij begins to expand its operations.

VARS Co. Ltd.

On July 18, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with VARS Co. Ltd., a company based in Thailand (“VARS”), to provide management consulting services (the “VARS Agreement”). VARS is a government EPC contractor specializing in high and low voltage electricity and communications infrastructure and substations. They are currently negotiating contracts for projects significantly larger than they have completed in the past. As a result, they see a need for increased capital and training/preparation for their management team. UCC has been engaged by UCC to assist in management consulting and assistance in obtaining financing.

The Market

Hundreds of thousands of businesses are started each year in the United States alone. Over 50% of American small businesses fail in the first 4 years. Failure rates dramatically increase with each year that a business survives. 82% of American businesses that fail do so because of cash flow problems. Cash flow and access to capital is also a leading challenge for foreign businesses. Amongst other leading causes of failure for businesses are lack of experience and insufficient management skills/structure. United Capital Consultants’ target market includes well established companies with the potential and desire for growth. Assuming that 50% of US businesses fail within 4 years, those that survive beyond this point increase their odds of longevity with each year; therefore, UCC will work primarily with businesses with at least 5 years of healthy operating history. One of the leading causes of failure in businesses is incompetent management.

UCC will focus on clients with existing businesses and cash flows, that have capable management and provide services to ensure that management can operate successfully clients. Using statistics, market research, and individual evaluations, United Capital Consultants can identify the companies with the highest potential for growth. Once companies are accepted as clients, UCC will perform business evaluations to identify weaknesses which will be strengthened through training, consultations and other necessary assistance. UCC will acquire equity providing much needed capital injections and providing opportunities for returns. Equity positions may be obtained via cash purchase or share swaps. UCC’s equity positions will typically be accompanied by profit sharing/dividend clauses in shareholder agreements, providing much needed cash flow. UCC will initially focus on expansion via management’s existing relationships, which will provide several dozen potential clients.

UCC targets clients in geographic markets and in industries with high growth potential and stability. UCC performs market analysis on geographic markets and industries of potential clients. Team members with background in said market will act as point of contact with the client for ease with cultural and language boundaries and will coordinate with team members with industry specific expertise. UCC gives special preference to clients with potential to strategically partner with existing clients.

Marketing Strategy

United Capital Consultants does not plan on utilizing any conventional advertising. During the inception stage of the company, we have obtained commitments from clients to work with UCC. We believe that every successful client is a link to several new ones. We believe that referrals from existing clients and management coupled with mouth to mouth should provide adequate business for at least two years. Should every there be a lull in interested clients, UCC will initiate an internet campaign via social media and other online sources.

Competition

UCC is approaching a significant niche in world markets. We believe that there are few organizations with an approach that is similar to UCC. Below is an outline of the types of companies who could act as competition; provided, however, we believe that UCC’s unique approach sets it apart from the competition by focusing on a target market that is often overlooked and providing a combination of services that would typically require multiple types of firms.

Conventional Consulting Firms

Conventional consulting firms may potentially provide the same services as UCC. In some cases, they may even provide consulting services beyond what UCC provides. They primary difference is that such firms do not typically have a long term vested interest in the success and well-being of the company. They typically charge a cash fee, provide services, and are gone. For clients who simply need the specific services, conventional consulting firms would probably be a more logical choice. For clients looking for long term, comprehensive support, UCC carries a clear advantage.

Venture Capital Firms

Many venture capital firms will provide similar services to UCC in that they may assist in management, provide investment, and assist in identifying and raising other capital. Typically, when involved in management, venture capitalists will become involved in management themselves whereas UCC will provide support to existing management. Venture capitalists also do not typically provide the level of consulting services that UCC does. For start-ups or extremely new businesses, venture capital has an advantage, as UCC emphasizes companies with a proven track record or potential and capable management (as UCC intends to support management, not be management). For more stable businesses looking to grow (UCC’s primary target market), UCC has a number of advantages.

Pricing

United Capital Consultants operates on a philosophy of sustainability. Therefore, pricing will be determined on a “cost-plus” basis. UCC will determine all expenses related to the clients services, plus 5-10% for overhead and management expenses and 15-20% for profits. When obtaining equity in exchange for services, UCC will seek to obtain said equity at a significant discount. We believe that these pricing principles will allow UCC to adhere to its cash flow positive policy, ensure profitability, and provide quality services to its clients..

Equipment Financing

The Company has no existing equipment financing arrangements.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

THE COMPANY

Relationship with Tiber Creek Corporation

Clayton Patterson, an officer and director of the Company, previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to Mr. Patterson in effecting transactions for Mr. Patterson to acquire a public reporting company, including: transferring control of a public reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek has received cash fees from Clayton Patterson, an officer and director of the Company. In addition, the Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain an aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Thicket Sound Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has 2 employees, who have agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

PLAN OF OPERATION

Business Plan and Potential Revenue

United Capital Consultants, Inc. (“United Capital Consultants,” “UCC” or the “Company”) is a business development and management consulting company. UCC specializes in supporting the development and growth of its clients through counsel, training, and other support. UCC accepts clients in a variety of industries based on their potential for growth and profitability. Our team then supports the clients in evaluating and improving their business plans, management methods, and methods of raising additional capital. The mission of United Capital Consultants is to assist in the development of businesses with the highest opportunity for growth by providing essential counsel and advice to maximize growth. United Capital Consultants ensures its success by targeting a large, niche market with specific needs. Consultants can be hired; but they often do not have the care or provide the level of support necessary to provide true growth.

Of entrepreneurial background themselves, the founders of United Capital Consultants are aware of both the immense potential, and the extreme challenges involved in growing a business. The Company has been established to offer much needed catalysts to companies who have all of the components of a successful business. Growth, a sign of success, can be a challenge and a burden to companies, forcing them to reevaluate their structure and policies. UCC supports its clients in these evaluations, and the resulting decisions, plans, and execution. When such rapid growth occurs, there often is insufficient capital to pursue every worthy opportunity that becomes available. UCC assists its clients in evaluating and selecting the best opportunities and provides counseling and advice on the best ways to obtain financing for projects. These synergistic catalysts allow its clients to grow and expand and create optimum value for UCC and its shareholders.

United Capital Consultants will provide reliable advice and assistance to support its clients as they work to grow and expand their enterprises. Fees are negotiated on a case by case basis and may include cash payment or discounts to equity investment by UCC. By providing access to immediate capital in exchange for equity and providing counsel to assist in obtaining additional capital, we can assist our clients in achieving maximum growth. Shareholder agreements will include a profit-sharing or dividend clause to provide cash flow for UCC. This, in conjunction with the growth of value of the equity UCC obtains with its clients, will allow for increased growth and expansion with existing and new clients. This program will help promote growth for our clients and optimum returns for our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

United Capital Consultants, Inc. (formerly “Thicket Sound Acquisition Corporation”) (“UCC” or the “Company”) was incorporated on December 7, 2016, under the laws of the state of Delaware. The business purpose of the Company is to provide business development and management consulting services.

The Company has been in the development stage since inception and its operations to date have been limited to issuing shares to its original shareholders and effecting a change in control of the Company described below.

The Company originated as a blank check company and qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012; provided, as of July 2018, the Company has commenced operations by entering into a series of agreements to provide management consulting services and has ceased to be a “shell company,” as that term is defined in Rule 12b-2 of the Securities Exchange Act.

On April 19, 2018, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock and the issuance of 4,500,001 shares of common stock to a group of investors, at a purchase price of $0.0001 per share. Messrs. James Cassidy and James McKillop, the then officers and directors of the Company, resigned and Clayton Patterson and Harold Patterson were named as its officers and directors. Pursuant to the change in control, the Company changed its name to United Capital Consultants, Inc. The Company filed Current Reports on Form 8-K to disclose the change of control and the change of name.

As of June 30, 2018, the Company had not generated significant, recurring revenues and had not shown a history of positive income or cash flows from operations since inception. At June 30, 2018, the Company had sustained a net loss of $2,494 and had an accumulated deficit of $7,345. As of December 31, 2017, the Company had not generated significant, recurring revenues and had not shown a history of positive income or cash flows from operations since inception. At December 31, 2017, the Company had sustained a net losses of $1,539 and had an accumulated deficit of $4,851.

For the period ended December 31, 2017, the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2017, the Company has minimal operations and the continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity financing, or its ability to sell its services to generate consistent profitability.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

During the six months ended June 30, 2018, the Company generated no revenues. The Company has focused its efforts on business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits. During the six months ended June 30, 2018, the Company posted a net loss of $2,494.

During the year ended December 31, 2017, the Company generated no revenues. The Company has focused its efforts on business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits. During the year ended December 31, 2017, the Company posted a net loss of $1,539.

Discussion of the Three Months Ended June 30, 2018 as Compared to the Three Months Ended June 30, 2017

The Company generated no revenues during the three months ended June 30, 2018 and June 30, 2017, respectively. The Company has focused its efforts on business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the three months ended June 30, 2018, the Company posted operating expenses of $1,550. In contrast, during the three months ended June 30, 2017, the Company posted operating expenses of $250. The increase in operating expenses is attributable to an expansion in the operations of the Company.

During the three months ended June 30, 2018, the Company posted a net loss of $1,550. In contrast, during the three months ended June 30, 2018, the Company also posted a net loss of $250.

Discussion of the Six Months Ended June 30, 2018 as Compared to the Six Months Ended June 30, 2017

The Company generated no revenues during the six months ended June 30, 2018 and June 30, 2017, respectively. The Company has focused its efforts on business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the six months ended June 30, 2018, the Company posted operating expenses of $2,494. In contrast, during the six months ended June 30, 2017, the Company posted operating expenses of $1,039. The increase in operating expenses is attributable to an expansion in the operations of the Company.

During the six months ended June 30, 2018, the Company posted a net loss of $2,494. In contrast, during the six months ended June 30, 2017, the Company posted a net loss of $1,039. The increase in net loss is attributable to an increase in operating expenses related to an expansion in the operations of the Company.

During the six months ended June 30, 2018, the Company did use or generate cash in its operating activities. During the same period, the generated cash of $450 from the sale of stock.

The Company had a cash balance of $450 as of June 30, 2018 and $0 as of June 30, 2017.

Discussion of the Year Ended December 31, 2017 as compared to the period from December 7, 2016 (inception) to December 31, 2016

The Company generated no revenues during the year ended December 31, 2017, and no revenues for the period from December 7, 2016 (inception) to December 31, 2016. The Company has focused its efforts on identifying products for acquisition and business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the year ended December 31, 2017, the Company posted operating expenses of $1,539. In contrast, during the period from December 7, 2016 (inception) to December 31, 2016, the Company posted operating expenses of $3,312. The decrease in operating expenses is attributable to decreased costs related to the initial formation and continued the operations of the Company.

During the year ended December 31, 2017, the Company posted a net loss of $1,539, compared to a net loss of $3,312 for the period from December 7, 2016 (inception) to December 31, 2016. The decreased loss is primarily the result of decreases in in operating expenses attributable to decreased costs related to the initial formation and continued the operations of the Company.

During the year ended December 31, 2017, the Company did not use or generate any cash from operating, financing or investing activities.

The Company had a cash balance of $0 as of December 31, 2017 and 2016.

Liquidity and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company was considered to be in the development stage until it recently began formal operations. The Company generated no revenues since its inception and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2018.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. Until such time that the Company’s registration statement becomes effective with the SEC, the Company plans to rely on its primary shareholder to continue his commitment to fund the Company’s continuing operating requirements. Management anticipates a total capital raise between $5-10M USD over the course of the following four consecutive quarters; provided, however, that the Company will require a minimum of $100,000 for the next 12 months to fund its operations, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, and would facilitate the Company’s business of selling and distributing its products. Management also believes that the acquisition of such assets would generate revenue to cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to generate revenue from selling its business development and management consulting services.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC 915, “Development Stage Entities.” Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2017 and 2016, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2017 and 2016, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 and 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017 and 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. Management believes that this ASU will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016- 15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Position	Year Commenced
Clayton Patterson	President, Secretary & Director	2018
Harold Patterson	Chief Financial Officer & Director	2018

Clayton Patterson

President, Secretary & Director

Clayton Patterson serves as President, Secretary, and a director of the Company. Since 2016, Mr. Patterson has served as the Chief Executive Officer of United Utilities Authority Co., Ltd., which operates in Southeast Asia as a private utility. As CEO, Mr. Patterson negotiates with local and national leaders to obtain agreements to study and implement projects. Mr. Patterson is currently managing pre-feasibility studies with the Ministry of Energy and Mines in Laos. Since 2013, Mr. Patterson has also worked as Chief Financial Officer of Patterson Enterprises, Inc. at which he oversees overall growth and management of the company and subsidiaries which perform multi-million dollar construction projects. He also oversees hiring, management and payroll of a core crew of 45 employees and 120 independent contractors. From February 2011 to April 2013, Mr. Patterson was a full time missionary in Thailand performing various community service projects and serving in a variety of leadership capacities. He taught weekly English classes to over 145 students. Mr. Patterson is fluent in three dialects of Thai and one dialect of Laos.

Harold Patterson

Chief Financial Officer & Director

Harold Patterson serves as Chief Financial Officer and a director of the Company. Since 2005, Mr. Harold Patterson has served as Chief Executive Officer of Patterson Enterprises, Inc. at which he manages all company personnel, sub-contractors, and all phases of the building process for multi-million dollar projects. He has implemented the long and short term goals of the company and acted as a liaison on behalf of owners and clients in the acquisition of capital for project funding. He has successfully managed bidding numerous multi-million dollar projects. From 2001 to 2003, Mr. Patterson served as a full time missionary in Paraguay serving in a variety of leadership and community service projects. He taught English to over 100 students in Paraguay and in Arizona. Mr. Patterson is fluent in Spanish and Guarani.

Family Relationships

Clayton Patterson, the President, Secretary and a Director of the Company, and Harold Patterson, the Chief Financial Officer and a Director of the Company, are brothers.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified. Each member of the Advisory Board serves at the discretion of the Board of Directors.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Identification of Significant Employees

The Company currently has two full-time employees, not including independent sales consultants.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any

•	Registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Independence of Directors

We have no independent directors. Mr. Clayton Patterson and Mr. Harold Patterson, our directors, are not independent directors because they are also officers of the Company.

 Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth all compensation paid by the Company for the fiscal years of 2017 and 2016.

Summary Executive Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Clayton Patterson (1)	2016	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
Harold Patterson (2)	2016	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
James Cassidy (3)	2016	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
James McKillop (4)	2016	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

To date, the company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management. The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2017.

(1)	Clayton Patterson is the Company’s President, Secretary and a Director.
(2)	Harold Patterson is the Company’s Chief Financial Officer and a Director.
(3)	James Cassidy is the former President, Secretary and Director of the Company.
(4)	James McKillop is the former Vice President and Director of the Company.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2017.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2017, we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (b) all current directors and executive officers, as a group.

As of the date of this Prospectus, and including the securities described above, there were 4,970,418 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Security Ownership of Officers, Directors and Certain Beneficial Holders

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership		Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Clayton Patterson (3) (4)	Common Stock	2,500,000	(5)	50.30%	32.28%
Harold Patterson (3)(6)	Common Stock	1,650,001	(7)	33.20%	21.52%

(1)	Based upon 4,970,418 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 2,720,417 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 6,970,418 shares outstanding following the offering assuming all Shares offered in the aggregate by the Company and the Selling Shareholders are sold.
(3)	The address of the Company’s Officers and Directors is 3210 E. Coralbell Ave., Mesa, AZ 85204.
(4)	Clayton Patterson is the Company’s President, Secretary and a Director.
(5)	Clayton Patterson is the beneficial owner of 2,500,000 shares of the Company’s common stock, comprised of 2,500,000 shares held by Patterson Consolidated, LLC, which is a company that is controlled by Mr. Clayton Patterson.
(6)	Harold Patterson is the Company’s Chief Financial Officer and a Director.
(7)	Harold Patterson is the beneficial owner of 1,650,001 shares of the Company’s common stock, comprised of 1,650,001 shares held by Patterson Holdings, Inc., which is a company that is controlled by Mr. Harold Patterson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

James Cassidy and James McKillop, who were both formerly officers and directors of the Company, each own 250,000 shares of the common stock of the Company. As the organizers and developers of Thicket Sound Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company from inception in December 2016 to the change in control in April 2018. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. James Cassidy is also a partner in the law firm which acts as counsel to the Company and is also the president of Tiber Creek Corporation, which provides advisory services.

Clayton Patterson, an officer and director of the Company, is the beneficial owner of 2,500,000 shares of the Company’s common stock, comprised of 2,500,000 shares held by Patterson Consolidated, LLC, which is a company that is controlled by Mr. Clayton Patterson.

Harold Patterson, an officer and director of the Company is the beneficial owner of 1,650,001 shares of the Company’s common stock, comprised of 1,650,001 shares held by Patterson Holdings, Inc., which is a company that is controlled by Mr. Harold Patterson.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors consent; and

●	Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our directors, Clayton Patterson and Harold Patterson, are also executive officers of the Company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, is an officer and director of Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through James Cassidy, a partner of Cassidy & Associates.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheet of United Capital Consultants, Inc. as of December 31, 2017 and December 31, 2016, respectively, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ending December 31, 2016.

The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 20, 2018, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Clayton Patterson, our Chief Executive Officer.

INDEX TO

 UNITED CAPITAL CONSULTANTS, INC.

FINANCIAL STATEMENTS

June 30, 2018

UNITED CAPITAL CONSULTANTS, INC.

(formerly Thicket Sound Acquisition Corporation)

CONDENSED BALANCE SHEETS (Unaudited)

ASSETS
	June 30, 2018	December 31, 2017
Current assets

Cash	$450	$—
Total assets	$450	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accrued liabilities	$0	$1,000
Total liabilities	$0	$1,000

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value 20,000,000 shares authorized none issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—

Common Stock, $0.0001 par value, 100,000,000 shares authorized; 5,000,001 shares issued and outstanding at June 30, 2018 and 20,000,000 shares issued and outstanding at December 31, 2017, respectively	500	2,000

Additional paid-in capital	7,295	1,851

Accumulated deficit	(7,345)	(4,851)
Total stockholders’ equity (deficit)	450	(1,000)
Total liabilities and stockholders’ equity (deficit)	$450	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

UNITED CAPITAL CONSULTANTS, INC.

 (formerly Thicket Sound Acquisition Corporation)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue	$—	$—	$—	$—
Cost of revenues	—	—	—	—
Gross profit	—	—	—	—
Operating expenses	$1,550	$250	$2,494	$1,039
Loss before income taxes	$(1,550)	$(250)	$(2,494)	$(1,039)
Income tax expense	—	—	—	—
Net loss	$(1,550)	$(250)	$(2,494)	$(1,039)
Loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares - basic and diluted	8,131,869	20,000,000	14,000,000	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(formerly Thicket Sound Acquisition Corporation)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,494)	$(1,039)

Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	$3,494	$1,539

Changes in Operating Assets and Liabilities:
Accrued liabilities	$(1,000)	$500
Net cash provided by (used in) operating activities	$—	$—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock	$450	$—
Net cash provided by financing activities	$450	$—
Net increase in cash		—
Cash, beginning of period	0	—
Cash, end of period	$450	$—
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$—	$—
Interest	$—	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(formerly Thicket Sound Acquisition Corporation)

Notes to Unaudited Condensed Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

United Capital Consultants, Inc. (formerly Thicket Sound Acquisition Corporation) (the “Company”) was incorporated on December 7, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and effecting a change in control. The Company has since begun operations as a business development/consulting company.

Subsequent to the period covered by this report, and pursuant to the change in control and the 8-k filed on August 1, 2018, the Company intends to further develop as a business development and management company. The Company has entered contracts with three foreign firms and intends to specialize in supporting the development and growth of its clients through counsel, training, and other support and anticipates that it will accept clients in a variety of industries based on potential for growth and profitability. The Company intends to support its clients in evaluating and improving the client’s business plan, management methods, and capital raising structures and techniques. The Company anticipates that it will obtain an equity position in its clients and potentially engage in business activities to create business verticals synergistic in nature to its clients’ operations.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018.

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had $450 in cash and did not have cash equivalents as of June 30, 2018 and December 31, 2017, respectively.

UNITED CAPITAL CONSULTANTS, INC.

(formerly Thicket Sound Acquisition Corporation)

Notes to Unaudited Condensed Financial Statements

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2018 and December 31, 2017, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2018 and December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2018 and December 31, 2017, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited condensed financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the unaudited condensed financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

UNITED CAPITAL CONSULTANTS, INC.

(formerly Thicket Sound Acquisition Corporation)

Notes to Unaudited Condensed Financial Statements

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

On January 1, 2018 the Company adopted guidance contained in Topic 606 (FASB ASC 606). The core principle of Topic 606 (FASB ASC 606) is that an entity should recognize revenue to depict the transfer of goods of services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revenue recognition guidance contained in Topic 606, to follow the five-step revenue recognition model along with other guidance impacted by this standard: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transportation price; (4) allocate the transportation price; (5) recognize revenue when or as the entity satisfies a performance obligation. Previous practices were broadly consistent with this approach, and the company determined the amount of revenue based on the amounts customer paid or promised to pay.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management believes that the impact of this ASU to the Company’s condensed financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $2,494 for the six months ended June 30, 2018. The Company had working capital of $450 and an accumulated deficit of $7,345 as of June 30, 2018 and an accumulated deficit of $4,851 as of December 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of June 30, 2018 and December 31, 2017, the Company had paid off all liabilities and accrued professional fees of $1,000, respectively.

NOTE 4 - STOCKHOLDERS’ DEFICIT

On December 7, 2016, the Company issued 20,000,000 founders common stock to two directors and officers for legal services provided to the Company. On April 18, 2018, 19,500,000 of those shares were cancelled and 4,500,001 new shares were issued at par for cash. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 30, 2018, 5,000,001 shares of common stock and no preferred stock were issued and outstanding.

INDEX TO

UNITED CAPITAL CONSULTANTS, INC.

FINANCIAL STATEMENTS

December 31, 2017

Report of Independent Registered Public Accounting Firm	F-9

Balance Sheets as of December 31, 2017 and December 31, 2016	F-10

Statements of Operations for the year ended December 31, 2017 and for the period from December 7, 2016 (inception) to December 31, 2016	F-11

Statements of Changes in Stockholders’ Deficit the year ended December 31, 2017 and for the period from December 7, 2016 (inception) to December 31, 2016	F-12

Statements of Cash Flows for the year ended December 31, 2017 and for the period from December 7, 2016 (inception) to December 31, 2016	F-13

Notes to Financial Statements	F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of United Capital Consultants, Inc.

(formerly Thicket Sound Acquisition Corporation)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of United Capital Consultants, Inc. (formerly Thicket Sound Acquisition Corporation)(the Company) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2017 and for the period from December 7, 2016 (Inception) to December 31, 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and for the period from December7, 2016 (Inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2017.

Los Angeles, California

March 20, 2018

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS

Current assets
Cash	$—	$—
Total assets	$—	$—

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accrued liabilities	$1,000	$1,000
Total liabilities	1,000	1,000

Stockholders’ deficit

Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of December 31, 2017 and 2016, respectively	—	—

Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2017 and 2016, respectively	2,000	2,000

Additional paid-in capital	1,851	312

Accumulated deficit	(4,851)	(3,312)
Total stockholders’ deficit	(1,000)	(1,000)
Total liabilities and stockholders’ deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2017	For the period from December 7, 2016 (Inception) to December 31, 2016

Revenue	$—	$—

Cost of revenue	—	—
Gross profit	—	—
Operating expenses	1,539	3,312
Loss before income taxes	(1,539)	(3,312)
Income tax expense	—	—
Net loss	$(1,539)	$(3,312)
Loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average shares-basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 7, 2016 (inception)	—	$—	$—	$—	$—

Issuance of common stock for service	20,000,000	2,000	—	—	2,000

Stockholder contributions for company expenses	—	—	312	—	312

Net Loss	—	—	—	(3,312)	(3,312)

Balance, December 31, 2016	20,000,000	2,000	312	(3,312)	(1,000)

Stockholder contributions for company expenses	—	—	1,539	—	1,539

Net Loss	—	—	—	(1,539)	(1,539)

Balance, December 31, 2017	20,000,000	$2,000	$—	$(4,851)	$(1,000)

The accompanying notes are an integral part of these financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2017	For the period from December 7, 2016 (Inception) to December 31, 2016

OPERATING ACTIVITIES

Net loss	$1,539	$(3,312)

Expenses paid for by stockholder and contributed as capital	1,539	312

Common Stock issued for services	—	2,000
Changes in Operating Assets and Liabilities:
Increase in accrued liabilities	—	1,000

Net cash (used in) operating activities	—	—

Net increase in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

SUPPLEMENTAL DISCLOSURES:

Cash paid during the period for:
Income Tax	$—	$—
Interest	$—	$—

The accompanying notes are an integral part of these financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

Notes to Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

United Capital Consultants, Inc. (formerly Thicket Sound Acquisition Corporation) (“United Capital” or “the Company”) was incorporated on December 7, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company changed its name in February, 2018 in anticipation of the subsequent change in control. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC 915, “Development Stage Entities.” Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at bankinginstitutions as well as all highly liquid short-term investments with originalmaturities of 90 days or less. The Company did not have cash equivalents asof December 31, 2017 and 2016, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrationsof credit risk consist principally of cash. The Company places its cash withhigh quality banking institutions. The Company did not have cash balancesin excess of the Federal Deposit Insurance Corporation limit as of December 31,2017 and 2016, respectively.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

Notes to Financial Statements

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 and 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017 and 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses of $1,539 and $3,312 during the year ended December 31, 2017 and the period from December 7, 2016 (Inception) to December 31, 2016, respectively. The Company had a working capital deficit of $1,000 and an accumulated deficit of $4,851 as of December 31, 2017 and a working capital deficit of $1,000 and an accumulated deficit of $3,312 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18,“Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”).The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. Management believes that this ASU will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows.ASU 2016-15 is effective for fiscal years beginning after December 15, 2017.The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including itsEmerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

UNITED CAPITAL CONSULTANTS, INC.

(FORMERLY THICKET SOUND ACQUISITION CORPORATION)

Notes to Financial Statements

NOTE 4 ACCRUED LIABILITIES

As of December 31, 2017 and 2016, the Company had accrued professional fees of $1,000 and $1,000, respectively.

NOTE 5 STOCKHOLDERS’ DEFICIT

On December 7, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000. The Company is authorized to issue 100,000,000shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2017, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 SUBSEQUENT EVENT

Management has evaluated subsequent events through March 20, 2018, the date which the financial statements were available to be issued. Except for the events disclosed above, all subsequent events requiring recognition as of December 31 2017 have been incorporated into these financial statements in accordance with FASB ASC Topic855, “Subsequent Events.”

End of notes to financial statements

PROSPECTUS

UNITED CAPITAL CONSULTANTS, INC.

3210 E. Coralbell Ave.

Mesa, AZ 85204

480-666-4116

2,000,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 20__

1

[RESALE PROSPECTUS ALTERNATIVE PAGE]

UNITED CAPITAL CONSULTANTS, INC.

3210 E. Coralbell Ave.

Mesa, AZ 85204

480-666-4116

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

PROSPECTUS	Subject to Completion, Dated __________________________

UNITED CAPITAL CONSULTANTS, INC.

720,417 shares of Common Stock offered by selling shareholders at $5.00 per share

This prospectus relates to the offer and sale of 720,417 shares of common stock (the “Shares”) of United Capital Consultants, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $5.00 per share.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 720,417 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus.

UNITED CAPITAL CONSULTANTS, INC.

3210 E. Coralbell Ave.

Mesa, AZ 85204

480-666-4116

Prospectus dated __________________, 20__

3

[RESALE PROSPECTUS ALTERNATIVE PAGE]

TABLE OF CONTENTS

Page
Prospectus Summary
Summary of the Offering	5
Risk Factors
Determination of Offering Price
Use of Proceeds	6
Selling Shareholders	7
Plan of Distribution; Terms of the Offering	11
Description of Property
Description of Securities
Description of Our Business
Legal Proceedings
Market Price of and Dividends on the Registrant’s Common Equity And Related Stockholder Matters
Management’s Discussion and Analysis
Directors, Executive Officers, Promoters and Control Persons
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Legal Matters
Experts
Commission Position of Indemnification for Securities Act Liabilities
Where you can find more information
Index to Financial Statements

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

4

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 720,417 shares of common stock of the Company. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering(1)	4,970,418 shares of common stock

Number of shares outstanding after the offering(2)	6,970,418 shares of common stock

Net Proceeds to the Company	We will not receive proceeds from the resale of Shares by the Selling Shareholders.

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)	Based on the number of Shares issued and outstanding as of the date of this prospectus.

(2)	Including Shares issuable pursuant to a concurrent direct offering by the Company and assuming that all Shares offered are sold.

5

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders covered by this prospectus. All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” The Company has agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholder.

6

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 720,417 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $5.00 per share.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth:

●	the name of the selling stockholders,
●	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this Prospectus,
●	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this Prospectus, and
●	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

The selling stockholders may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. The selling stockholders are under no obligation, however, to sell any shares pursuant to this Prospectus.

Name of Selling Shareholder(s)	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
Patterson Consolidated, LLC(5) (10)	Officer and Director	2,500,000	250,000	2,250,000	50.30%	32.28%
Patterson Holdings, Inc. (6) (10)	Officer and Director	1,650,001	150,000	1,500,001	33.20%	21.52%
Jadesadang Khunnathamsathapon		10,000	10,000	0	<1%	0%
Chonnipa Sawangphakdee		100,000	100,000	0	2.01%	0%
Robert Buss		20,000	20,000	0	<1%	0%
Thanate Pheunghua		30,000	30,000	0	<1%	0%
Zell Mills		10,000	10,000	0	<1%	0%

7

Name of Selling Shareholder(s)	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
Elvin Hancock		10,000	10,000	0	<1%	0%
Sakorn Wongsa		2,500	2,500	0	<1%	0%
K&P Fence Company, LLC(7) (10)		10,000	10,000	0	<1%	0%
Gary Muench		2,500	2,500	0	<1%	0%
Lona King(10)		5,000	5,000	0	<1%	0%
Verna Mortemore(10)		4,000	4,000	0	<1%	0%
Collin Patterson(10)		4,500	4,500	0	<1%	0%
Harold Douglas Patterson(10)		2,500	2,500	0	<1%	0%
Carole Patterson(10)		2,500	2,500	0	<1%	0%
Paige Chapman		1,000	1,000	0	<1%	0%
David Douglas Calder		100	100	0	<1%	0%
Kent Ohlsen		100	100	0	<1%	0%
Henry Isaksen, Jr.		100	100	0	<1%	0%
Dominick Grande		2,000	2,000	0	<1%	0%
Obergh Investments, LLC(8)		12,500	12,500	0	<1%	0%
Robert S. Marin		200	200	0	<1%	0%
Eduardo Inguanzo Blanco		140	140	0	<1%	0%
Alan Renteria Morales(11)		400	400	0	<1%	0%
Ericka Curiel		400	400	0	<1%	0%
Francisco Everardo Romero Ozuna		500	500	0	<1%	0%
Eder Renteria Morales(11)		100	100	0	<1%	0%
Gibson McKay		6,250	6,250	0	<1%	0%
Todd Dyson(12)		100	100	0	<1%	0%
Don Dyson(12)		100	100	0	<1%	0%

8

Name of Selling Shareholder(s)	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
Debra Mohney		100	100	0	<1%	0%
Dell Munk		4,000	4,000	0	<1%	0%
Ronald Lee		1,661	1,661	0	<1%	0%
Michael Axelrod		52,000	52,000	0	1.05%	0%
Daniel Bowles		1,250	1,250	0	<1%	0%
Alejandro Gonzales		6,250	6,250	0	<1%	0%
MAV Capital, SLLC(9)		300	300	0	<1%	0%
Travis Ethington		1,000	1,000	0	<1%	0%
Yunior Lopez Rodriguez		700	700	0	<1%	0%
Justice Lee		1,666	1,666	0	<1%	0%
Guido and Kathleen Alomoto		1,000	1,000	0	<1%	0%
Lisa Armstead(13)		1,000	1,000	0	<1%	0%
Cheryl Armstead(13)		1,000	1,000	0	<1%	0%
Jayson D. Thatcher(14)		500	500	0	<1%	0%
Cienna Thatcher(14)		500	500	0	<1%	0%
Dean Howard Steffey		10,000	10,000	0	<1%	0%

1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this prospectus.

3.	Percentages are based upon 4,970,418 shares of our common stock outstanding as of the date of this prospectus.

4.	Assumes sale of all 2,720,417 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 6,970,418 shares outstanding following the offering assuming all Shares offered in the aggregate by the Company and the Selling Shareholders are sold.

5.	Clayton Patterson is the control person of Patterson Consolidated, LLC.

9

6.	Harold Patterson is the control person of Patterson Holdings, Inc.

7.	Verna Mortemore is the control person of K&P Fence Company, LLC.

8.	Karl Obergh is the control person of Obergh Investments, LLC.

9.	Michael Vecchoine is the control person of MAV Capital, SLLC.

10.	These individuals or their control persons are family members.

11.	These individuals are family members.

12.	These individuals are family members.

13.	These individuals are family members.

14.	These individuals are family members.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 4,970,418 shares of common stock outstanding of which 4,150,001 shares are owned by officers and directors of the Company. There will be a total of 6,970,418 shares outstanding if the maximum number of Shares offered by the Selling Shareholders and by the Company, in its concurrent direct offering, are sold, of which 3,750,001 shares would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

10

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Selling Stockholders

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	An exchange distribution in accordance with the rules of the applicable exchange;

●	Privately negotiated transactions;

●	Short sales after this registration statement becomes effective;

●	Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	Through the writing of options on the shares;

●	A combination of any such methods of sale; and

●	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.  Notwithstanding the foregoing, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent.

The Company has agreed to pay all fees and expenses incident to the registration of the shares of common stock. The Selling Stockholders intend to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The Selling Stockholders shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholders. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If Selling Stockholders uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

11

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the Selling Stockholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this prospectus.

12

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

UNITED CAPITAL CONSULTANTS, INC.

3210 E. Coralbell Ave.

Mesa, AZ 85204

480-666-4116

720,417 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 20__

13

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$1,648.57
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	*
Legal fees and expense		$0
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total	$	*

*To be determined.

All amounts are estimates other than the Commission’s registration fee and legal fees and expenses. The Company is paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

During the past three years, the Company has issued common shares pursuant to Section 4(a)(2) of the Securities Act of 1933 at par as follows:

On December 7, 2016, the Company issued the following shares of its common stock at par for services rendered to the Company:

Name	Number of Shares

James Cassidy	10,000,000
James McKillop	10,000,000

On April 18, 2018, 19,500,000 of those shares were cancelled by the two shareholders.

II-1

On April 19, 2018, the Company issued the following shares of common stock at par for cash:

Sompong Sooksanguan	50,000
Patterson Consolidated, LLC (Arizona)	2,500,000
Patterson Holdings, Inc. (Wyoming)	1,650,001
Jadesadang Khunnathamsathapon	10,000
Chonnipa Sawangphakdee	100,000
Robert Buss	20,000
Thanate Phuenghua	30,000
Pholchai Jittivilailux	10,000
Zell Mills	10,000
John Agra	60,000
Elvin Hancock	10,000
Michael Axelrod	50,000

The issuance of said shares constituted a change in control. Clayton Patterson and Harold Patterson were elected as directors and Clayton Patterson was appointed as the President and Secretary of the Company and Harold Patterson was appointed as the CFO. Clayton Patterson is the 100% owner of Patterson Consolidated, LLC and Harold Patterson is the 100% owner of Patterson Holdings.

In August 2018, 120,000 shares of common stock held in total by Sompong Sooksanguan, Pholchai Jittivilailux, and John Agra were repurchased by the Company at a price of par value per share and cancelled.

During August and September 2018, the Company issued, through a private placement, 90,417 shares of its common stock for aggregate proceeds of $188,919 to 39 investors. These shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, the private offering safe harbor provisions of Rule 506(b) of Regulation D and the exemption from registration under Regulation S. The shares issued in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and the private offering safe harbor provisions of Rule 506 of Regulation D were based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in the transaction, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities. Each purchaser in this non-public offering who is not an accredited investor, either alone or with his purchaser representative(s), had such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the Company reasonably believes immediately prior to making any sale that such purchaser came within this description. The shares issued in reliance on the exemption from registration under Regulation S were sold in offshore transactions to non-U.S. persons not involving any directed selling efforts in the United States.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

II-2

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation(filed as an exhibit to the Form 10-12G dated January 18, 2017)
3.2	Bylaws(filed as an exhibit to the Form 10-12G dated January 18, 2017)
5.1**	Opinion of Counsel on legality of securities being registered
10.1	Consultancy Agreement between United Capital Consultants, Inc. and United Utilities Authority, Ltd. (filed as an exhibit to the Form 8-K dated August 1, 2018)
10.2	Client Consulting Agreement between United Capital Consultants, Inc. and Prochongkij Kornchong(filed as an exhibit to the Form 8-K dated August 1, 2018)
10.3	Client Consulting Agreement between United Capital Consultants, Inc. and VARS Co. Ltd.(filed as an exhibit to the Form 8-K dated August 1, 2018)
23.1*	Consent of Accountants – KCCW Accountancy Corp.
23.3**	Consent of Attorney (as part of Exhibit 5.1)
99.1*	Form of Subscription Agreement

* Filed herewith.

** To be filed.

II-3

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

                           (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                              (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

                    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

II-4

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

                    (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                    (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

                    (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

          If the registrant is relying on Rule 430B:

                    (i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-5

If the registrant is relying on Rule 430A:

                    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed in Mesa, Arizona on its behalf by the undersigned, thereunto duly authorized on October 18, 2018.

UNITED CAPITAL CONSULTANTS, INC.

By:	/s/ Clayton Patterson
Title: President (Principal Executive Officer)

By:	/s/ Harold Patterson
Title: Chief Financial Officer (Principal Financial Officer)

By:	/s/ Harold Patterson
Title: Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Clayton Patterson	Director	October 18, 2018

/s/ Harold Patterson	Director	October 18, 2018

II-7